JPMORGAN MID CAP GROWTH FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/24/04	Amphenol

Shares            Price         Amount
10,700 	         $60.00	       $642,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$2.10       N/A 	  0.13%	          1.49%

Broker
Citigroup Global Markets

Underwriters of Amphenol

Underwriters     	                Number of Shares
Morgan Stanley 			              1,548,000
Citigroup 				      1,548,000
UBS AG					      1,548,000
Lehman Brothers, Inc.			        774,000
Merrill Lynch & Co., Inc		 	774,000
RBC Capital Markets Corp.			774,000
Deutsche Bank 		                        258,000
J.P. Morgan Securities, Inc.                    258,000
Thomas Weisel Partners LLC 			258,000
Cazenove & Co. Limited				100,000
Tri-Artisan Partners LLC			100,000
Stifel, Nicolaus & Company, Inc.		 60,000
                                              ----------
Total                                         8,000,000


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
2/24/04		Kinetic Concepts

Shares            Price         Amount
38,800 	          $30.00  	$1,164,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.80       N/A 	 0.22%	          2.50%

Broker
Merrill Lynch & Co., Inc.

Underwriters of Kinetic Concepts

Underwriters     	                         Number of Shares
Merrill Lynch & Co., Inc			  5,220,000
J.P. Morgan Securities, Inc.                      4,350,000
Credit Suisse First Boston                        1,740,000
Goldman Sachs                                     1,740,000
Citigroup 					  1,087,500
Deutsche Bank 					  1,087,500
Piper Jaffray & Co.				  1,087,500
Societe Generale Group				  1,087,500
Scotia Capital (USA) Inc.			    200,000
Wachovia Corp.					    200,000
Wells Fargo Securities, LLC			    200,000
                                                 -------------
Total                                            18,000,000


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
5/19/04		XTO Energy Inc.

Shares            Price         Amount
5,500 	          $25.23  	$138,765

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.82       N/A 	 0.03%	          0.28%

Broker
Lehman Brothers, Inc.

Underwriters of XTO Energy Inc.

Underwriters     	                         Number of Shares
Lehman Brothers, Inc.				  6,432,500
Morgan Stanley 					  5,395,000
Bank of America Corp.				  1,296,875
Deutsche Bank 					  1,296,875
J.P. Morgan Securities, Inc.                      1,296,875
UBS AG						  1,296,875
A.G. Edwards & Sons, Inc.			    415,000
Friedman, Billings, Ramsey & Co., Inc.		    415,000
Hibernia Southcoast Capital, Inc.		    415,000
KeyBanc Capital Markets			            415,000
Morgan Keegan & Company, Inc.			    415,000
Petrie Parkman & Co., Inc.			    415,000
Raymond James & Associates, Inc.		    415,000
RBC Capital Markets Corp.			    415,000
Simmons & Company International			    415,000
                                                 -------------
Total                                            20,750,000